STOCKHOLDERS' AGREEMENT

     STOCKHOLDERS' AGREEMENT (this "Agreement") entered into on this 27th day of December 1999, among and Schick Technologies, Inc., a Delaware Corporation ("Schick"), David Schick and Allen Schick (the "Stockholders") and Greyston Funding Corporation ("Greystone").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, concurrently with the execution and delivery hereof, Schick Technologies, Inc., a New York Corporation ("Schick New York") and Schick (collectively, the "Debtors"), and Greystone are entering into a Loan Agreement of even date herewith (the "Loan Agreement"), pursuant to which the Greystone has agreed, subject to the terms and conditions thereof, to extend a line of credit to the Debtors not to exceed $7,500,000 in principal amount outstanding at any time, with all loans and advances thereunder (the "Advances") and interest thereon to be evidenced by that certain line of credit promissory note of the Debtors of even date herewith in such maximum principal amount payable to the order of Greystone (the "Note"); and

     WHEREAS, in order to induce Greystone to make the Advances pursuant to the Loan Agreement and to be evidenced by the Note, the Debtors have agreed to take all requisite corporate action to cause (i) a certain number of individuals designated by Greystone (the "Greystone Designees") to be elected or reelected to the Board of Directors of both Schick and Schick New York (the "Boards") pursuant to the terms and conditions of the Loan Agreement, (ii) that such Greystone Designees shall not be removed from the Boards, (iii) an individual appointed by Greystone to be appointed to serve on the Compensation Committee and the Audit Committee and (iv) to cause Jeffrey Slovin to be appointed to the office of President of Schick and shall not vote to remove him from such position;

     WHEREAS, David Schick and Allen Schick each individually own certain shares of Comon Stock of Schick and Schick owns all of the shares of Common Stock of Schick New York; and

     WHEREAS, David Schick and Allen Schick are directors of Schick and Schick New York.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     SECTION 1. Definitions. In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

          (a) "Affiliate" means with respect to the Stockholder, any Person who, directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, the Stockholder.

          (b) "Beneficially Owned" means Stock owned by a Stockholder, or an Affiliate or Family Member of that Stockholder.


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          (c) "Family  Member" means a parent,  child,  descendant or sibling of the Stockholder, the spouse of any of the foregoing or the Stockholder, or the estate, any guardian, custodian, conservator or committee of, or any trust for the benefit of, the Stockholder or any of the foregoing.

          (d) "Stock" means shares of Schick or Schick New York Common Stock.

          (e) Unless otherwise separately defined in this Agreement, all capitalized terms when used herein, shall have the same meaning and definition as is set forth in the Loan Agreement.

     SECTION 2. Termination.

          (a) This Agreement may be terminated by written consent of Greystone.

          (b) This agreement will automatically be terminated when all Obligations of Schick (whether now existing or hereafter arising) under the Loan Agreement have been paid in full and the Debtors shall have no further right to extension or funding under the Loan Agreement.

     SECTION 3. Election of Directors and Officers; Authority of Officers.

          (a) Number of Directors. Each of the Stockholders agrees to take all such lawful action, including affirmatively voting the shares of Stock Beneficially Owned or controlled by such Stockholder, as necessary to cause the Board of Directors of both Schick and Schick New York to consist of such number of directors as required in order to elect the Greystone Designees required by the provisions of Section 5.14 of the Loan Agreement.

          (b) Covenant to Vote. Each of the Stockholders shall vote all of the shares of the Stock Beneficially Owned or controlled by such Stockholder
     (i) at each annual or special meeting of the Corporation's stockholders called for the purpose of electing Directors or (ii) by written consent (in lieu of an annual or special meeting) of the Corporation's stockholders for the purpose of electing directors, in favor of the election or reelection of the Greystone Designees as provided for in Section 5.14 of the Loan Agreement.

          (c) Filling Vacancies. If at any time there shall exist a vacancy on the Corporation's Board of Directors by reason of the death, resignation or removal of any Greystone Designee, unless the Board of Directors appoints a Greystone designee to fill such vacancy, the Stockholders agree to promptly take all such lawful action as reasonably within their power to duly call and convene a special meeting (or by written consent in lieu of a special meeting) of the Corporation's stockholders as soon as reasonably practicable to appoint a Greystone Designee to fill such vacancy, and thereafter each of the Stockholders shall affirmatively vote their Stock to duly elect such director.

          (d) Removal of Greystone Designees. Each of the Stockholders agrees not to vote the Shares of Stock Beneficially Owned or controlled by such Stockholder to remove a Greystone Designee.


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          (e)  Officers.  Each  Stockholder,  who is a director of the  Debtors, shall in his capacity as director (subject to his fiduciary duties to Schick) cause the following persons to hold such office with each of the Debtors as hereafter designated:

               Jeffrey Slovin - President

          (f) Each Stockholder, who is a director of one of the Debtors, shall in his capacity as director (subject to his fiduciary duties to Schick) (i) cause the board of directors of the Debtors to be expanded as provided in
     Section 5.14 of the Loan Agreement; (ii) vote to elect or reelect Greystone Designees as provided in Section 5.14 of the Loan Agreement; (iii) not vote to remove a Greystone Designee from the Board of Directors; (iv) vote to elect or reelect individuals appointed by Greystone to the audit committee and compensation committee as provided in Section 5.14 of the Loan Agreement; and (v) not vote to remove an individual appointed by Greystone to the audit committee and compensation committee.

          (g) Each of the Stockholders shall vote all of the shares of the Stock Beneficially Owned or controlled by such Stockholder (i) at the next annual or special meeting of the Corporation's stockholders called for the purpose of increasing the number of Schick's authorized shares and/or increasing the number of stock options authorized under Schick's Employee Stock Option Plan, or (ii) by written consent (in lieu of an annual or special meeting) of the Corporation's stockholders for the purpose of increasing the number of Schick's authorized shares and/or increasing the number of stock options authorized under Schick's Employee Stock Option Plan, in favor of increasing the number of Schick's authorized shares and/or increasing the number of stock options authorized under Schick's Employee Stock Option Plan.

     SECTION 4. Severability: Governing Law. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. To the extent a provision in this Agreement is unenforceable as to time, duration or geographic scope, the parties hereby stipulate that such court of law is authorized to reduce such scope and enforce said provision to the fullest extent permitted by law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, applicable to instruments made and performed entirely in such state.

     SECTION 5. Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, legal representatives and heirs and this Agreement does not create, and shall not be construed as creating, any rights enforceable by any other Person.

     SECTION 6. Notices. All notices and communications to be given or to otherwise be made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered or certified mail or by a recognized national courier service, postage or charges prepaid, addressed to such party at such address as appears above or on the stock books of the Corporation or such other address as may be designated in writing by the addressee to the addressor. All such notices and communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of mailing, on the fifth business day following such mailing, or (iii) in


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the case of  delivery  by a  courier  service,  on the date of  confirmation  of delivery of such notice, except notices of change of address which shall be effective upon receipt.

     SECTION 7. Modification. Except as otherwise provided herein, neither this Agreement nor any provision hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by Greystone and each of the Stockholders.

     SECTION 8. Captions and References to Sections. The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof. Sections mentioned by number only are the respective sections of this Agreement.

     SECTION 9. Availability of Equitable Remedies. Greystone and the Stockholders acknowledge that a breach of the provisions of this Agreement will not be adequately compensated by money damages. Accordingly, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

     SECTION 10. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter.

     SECTION 11. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be evidenced by a writing signed by the party against whom the waiver is sought to be enforced.

     SECTION 12. Pronouns. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, and vice versa, as the context requires.

     SECTION 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective and binding upon each proposed party hereto upon the execution and delivery of a counterpart hereof by such party.

     SECTION 14. Sale of Stock. Nothing herein shall act to prohibit or prevent the Stockholders from transferring, by sale, gift, bequest or in any other manner, any or all of the Stock Beneficially Owned or controlled by such Stockholder. Notwithstanding the foregoing, however, the Stockholder may not transfer any of such Stock to a Director, Officer or 10% shareholder of Schick or to an Affiliate or Family Member of such Stockholder unless said transferee has agreed, in writing, to be bound by the applicable terms of this Agreement.


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     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the date first above written.

                              GREYSTONE FUNDING CORPORATION


                              By:
                                 -------------------------------------------
                              Name:
                              Title:

                              SCHICK TECHNOLOGIES, INC., a Delaware Corporation


                              By:
                                 -------------------------------------------
                              Name:
                              Title:



                              -------------------------------------------
                              David Schick


                              -------------------------------------------
                              Allen Schick



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                                    Exhibit A


     Stockholder Names                       Number of Shares, $.01 Par Value,
       and Addresses                            Common Stock Owned of Schick
       -------------                            ----------------------------
                                               Technologies Inc., a Delaware
                                               -----------------------------
                                                      Corporation
                                                      -----------
David Schick,
137-40 75th Road                                      2,183,300
Flushing, N.Y. 11367


Allen Schick, 1222 Woodside Parkway,                   488,324
Silver Spring, MD 20910

     Stockholder Names                       Number of Shares, $.01 Par Value,
       and Addresses                              Common Stock Owned
       -------------                            of Schick Technologies Inc.,
                                                  a New York Corporation
                                                  ----------------------

Schick Technologies, Inc.                                 100
31-00 47th Avenue
Long Island City, N.Y. 11101


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